Exhibit 4.1.M

                        MERCANTILE BANKSHARES CORPORATION
                             ARTICLES SUPPLEMENTARY

                    MERCANTILE BANKSHARES CORPORATION, a Maryland corporation

  having its principal office in Baltimore City, Maryland, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

                    FIRST: By Resolution of its Board of Directors on June 8,

  1999, the Corporation elected to become subject to all of the provisions of

  Subtitle 8 of Title 3 of the Maryland General Corporation Law (the 'MGCL")

  contained in Chapter 300 of the 1999 Laws of Maryland, including: Section

  3-803, which provides for a classified board of directors of three classes each having a three year term; Section 3-804 which provides for at least a two-thirds vote of the stockholders for the removal of directors, and then only for cause in accordance with Section 2-406(b)(3) of the MGCL, and vests in the Directors the power to fix the number of directors and to fill vacancies on the board of directors; and Section 3-805 which requires a majority vote of the stockholders to call a special meeting of the stockholders and specifies certain procedural requirements in connection with such special meetings of the stockholders. In the event of any inconsistency with the charter or bylaws of the Corporation, the aforesaid

  MGCL provisions will govern.

                    SECOND: By Resolution of the Board of Directors on June 8,

1999, the Corporation classified its Board of Directors into three classes in accordance with SS. 3-803 of the MGCL as follows: Class I Directors shall initially be Thomas M. Bancroft, Jr., George L. Bunting, Jr., Robert A. Kinsley,

William J. McCarthy and Christian H.


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Poindexter and shall have an initial term continuing until the annual meeting of stockholders in 2000 and until their successors are elected and qualify; Class

II Directors shall initially be Cynthia A. Archer, Richard D. Berndt, William R.

Brody and Morton B. Plant and shall have an initial term continuing until the annual meeting of stockholders in 2001 and until their successors are elected and qualify; and Class III Directors shall initially be H. Furlong Baldwin,

Freeman A. Hrabowski, Mary Junck, Morris W. Offit and Donald J. Shepard and

shall have an initial term continuing until the annual meeting of stockholders in 2002 and until their successors are elected and qualify. At each annual meeting of the stockholders of the Corporation, the successors to the class of

Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualify. The classification set forth above may be changed from time-to-time by vote of the Board of Directors to reflect such matters as increase or decrease in the number of directors and so that each class, to the extent possible, will have the same number of Directors.


                    IN WITNESS WHEREOF, Mercantile Bankshares Corporation has

caused these presents to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and witnessed by its

Secretary as of this 8th day of June, 1999, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation,

that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization

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and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                        MERCANTILE BANKSHARES CORPORATION

/s/ Alan D. Yarbro              By: /s/ H. F. Baldwin
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Alan D. Yarbro                      H. Furlong Baldwin, Chairman of the Board,
Secretary                           President and Chief Executive Officer

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